UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 06, 2009

Bay National Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51765	52-2176710
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2328 West Joppa Road	21093
Lutherville, Maryland	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: 410-494-2580

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Bay National Corporation (the “Corporation”) announces that it has elected to defer regularly scheduled quarterly interest payments with respect to $8,248,000 of its fixed rate junior subordinated debt securities due 2036 (the “Debt Securities”) associated with its statutory trust subsidiary, Bay National Capital Trust I, formed for the purpose of issuing trust preferred securities (the “Trust”).  Pursuant to the indenture for the Debt Securities dated December 12, 2005 (the “Indenture”), the Corporation has the right to defer payments of interest on the Debt Securities for up to 20 consecutive quarterly periods, provided that no event of default (as defined in the Indenture) has occurred and is continuing at the time of the deferral. The Corporation is not in default with respect to the Indenture, and such deferral will not cause an event of default under the Indenture.

On January 6, 2009, the Corporation provided notice under the Indenture of its election to defer the interest payment due on February 23, 2009.  Although the Corporation has the financial means to pay the interest on the Debt Securities, management has elected to defer payments of interest on the Debt Securities at this time to conserve cash and because of its belief that the Corporation’s regulators may instruct it to defer such payments.  The total estimated annual interest that would be payable on the Debt Securities, if not deferred, is approximately $602,000, based on the obligation’s 30-year fixed interest rate.

During the period in which interest payments are being deferred, the Corporation may not, subject to certain exceptions, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, (ii) make any payments on, repay, repurchase or redeem any debt securities other than those that rank senior to the Debt Securities, or (iii) make any payment under any guarantees of the Corporation, other than those that rank senior to the Corporation’s guarantee on the capital securities issued by the Trust. Interest on the Debt Securities continues to accrue during the deferral period and interest on the deferred interest also accrues, both of which must be paid at the end of the deferral period. Prior to the expiration of the deferral period, the Corporation has the right to further defer interest payments, provided that no deferral period, together with all prior deferrals, may exceed 20 consecutive quarters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY NATIONAL CORPORATION

Date: January 6, 2009	By:	/s/ Hugh W. Mohler
Hugh W. Mohler President